Exhibit 2(b)




                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                      WORLDBRIDGE BROADBAND SERVICES, INC.,


                      C-COR.NET SERVICES ACQUISITION CORP.


                                       AND


                                 C-COR.NET CORP.


                                January 19, 2000

                                TABLE OF CONTENTS

                                                                           PAGE


1.    Definitions..............................................................1


2.    Basic Transaction........................................................5

   (a)   The Merger............................................................5
   (b)   The Closing...........................................................5
   (c)   Actions at the Closing................................................5
   (d)   Effect of Merger......................................................5
      (i)   General............................................................5
      (ii)  Certificate of Incorporation.......................................6
      (iii) Bylaws.............................................................6
      (iv)  Directors and Officers.............................................6
      (v)   Conversion of Target Shares........................................6
      (vi)  Target Treasury Shares.............................................6
      (vii) Conversion of Shares of Merger Sub Common Stock....................6
   (e)   Procedure for Payment.................................................6
   (f)   Closing of Transfer Records...........................................7
   (g)   Employee Stock Options................................................7
   (h)   Dissenting Target Stockholder Rights..................................8

3.    Representations and Warranties of Target 3...............................8

   (a)   Organization, Qualification, and Corporate Power......................8
   (b)   Capitalization........................................................8
   (c)   Noncontravention......................................................9
   (d)   Brokers' Fees.........................................................9
   (e)   Title to Tangible Assets..............................................9
   (f)   Subsidiaries.........................................................10
   (g)   Financial Statements.................................................10
   (h)   Events Subsequent to Most Recent Fiscal Month End....................10
   (i)   No Violation of Law..................................................11
   (j)   Income Tax Matters...................................................11
   (k)   Real Property........................................................12
   (l)   Intellectual Property................................................12
   (m)   Contracts............................................................13
   (n)   Litigation...........................................................13
   (o)   Employee Benefits....................................................13
   (p)   Authorization of Transaction.........................................15
   (q)   Continuity of Business Enterprise....................................15
   (r)   Environment, Health, and Safety......................................15
   (s)   Disclosure...........................................................16
   (t)   Pooling and Tax Deferred Reorganization Matters......................16
   (u)   Employees............................................................17
   (v)   Notice of Meeting....................................................17
   (w)   Labor Matters; Labor Controversies...................................17
   (x)   Target Stockholders' Approval........................................18
   (y)   No Excess Parachute Payments.........................................18
   (z)   Insurance............................................................18
   (aa)  Guaranties...........................................................19
   (bb)  Suppliers and Customers..............................................19
   (cc)  Powers of Attorney...................................................19
   (dd)  Disclosure...........................................................19
   (ee)  Affiliates...........................................................19
   (ff)  Transactions with Related Parties....................................19
   (gg)  Bank Accounts........................................................19
   (hh)  Business Relations...................................................19
   (ii)  Potential Conflicts of Interest......................................20
   (jj)  Minute Books.........................................................20
   (kk)  Indebtedness.........................................................20
   (ll)  Absence of Undisclosed Liabilities...................................20
   (mm)  Option Agreements....................................................20
   (nn)  Capital Investments..................................................20

4.    Representations and Warranties of Parent and Merger Sub.................20

   (a)   Organization.........................................................21
   (b)   Capitalization.......................................................21
   (c)   Authorization of Transaction.........................................21
   (d)   Noncontravention.....................................................22
   (e)   Brokers' Fees........................................................22
   (f)   Filings with the SEC.................................................22
   (g)   Parent Financial Statements..........................................22
   (h)   Events Subsequent to October 24, 1999................................23
   (i)   Continuity of Business Enterprise....................................23
   (j)   Disclosure...........................................................23
   (k)   Accounting as "Pooling of Interests".................................23
   (l)   Investment...........................................................24

5.    Covenants...............................................................24

   (a)   General..............................................................24
   (b)   Notices and Consents.................................................24
   (c)   Regulatory Matters and Approvals.....................................24
   (d)   Authorization for Shares.............................................25
   (e)   Operation of Business................................................25
   (f)   Full Access..........................................................25
   (g)   Notice of Developments...............................................25
   (h)   Insurance and Indemnification........................................26
   (i)   Continuity of Business Enterprise....................................26
   (j)   General..............................................................26
   (k)   Litigation Support...................................................27
   (l)   Exclusivity..........................................................27
   (m)   Employment Matters...................................................28
   (n)   Conduct of Target's Business Pending Closing.........................28
   (o)   Prohibited Actions Pending Closing...................................29
   (p)   Information Statement................................................30
   (q)   ASR 135 Agreements...................................................30
   (r)   Nasdaq Listing.......................................................30
   (s)   Mandatory Registration...............................................30
   (t)   Parent Shares........................................................32
   (u) No Additional Representations or Warranties............................33

6.    Conditions to Obligation to Close.......................................34

   (a)   Conditions to Obligation of Merger Sub and Parent....................34
   (b)   Conditions to Obligation of Target...................................35

7.    Termination.............................................................36

   (a)   Termination of Agreement.............................................36
   (b)   Effect of Termination................................................37

8.    Remedies for Breach of Target Representations and Warranties............37

   (a)   Survival of Representations and Warranties...........................37
   (b)   Indemnification Provisions for Benefit of Merger Sub
          and Parent..........................................................38
   (c)   Exclusive Remedy.....................................................38
   (d)   Dispute Resolution...................................................38

9.    Miscellaneous...........................................................38

   (a)   Survival.............................................................38
   (b)   Press Releases and Public Announcements..............................38
   (c)   No Third Party Beneficiaries.........................................39
   (d)   Entire Agreement.....................................................39
   (e)   Succession and Assignment............................................39
   (f)   Counterparts.........................................................39
   (g)   Headings.............................................................39
   (h)   Notices..............................................................39
   (i)   Governing Law........................................................40
   (j)   Amendments and Waivers...............................................40
   (k)   Severability.........................................................40
   (l)   Expenses.............................................................40
   (m)   Construction.........................................................40
   (n)   Incorporation of Exhibits............................................41

                                    EXHIBITS

Exhibit A--Target Stockholders and Target Option Holders
Exhibit B--Delaware Certificate of Merger
Exhibit C--Letter of Transmittal
Exhibit D--Permitted Investments
Exhibit E--Disclosure Schedule
Exhibit F--Financial Statements
Exhibit G--ASR 135 Agreement
Exhibit H--Escrow Agreement
Exhibit I--Investor Questionnaire
Exhibit J--Parent Disclosure Schedule
Exhibit K--List of Target Managers Subject to Employment/Non-Compete Agreements Exhibit L--Items To Be Covered In Legal Opinions
Exhibit M--List of Documents With Respect to Section 5(u)
Exhibit N--List of Non-Employee Holders of Target Options

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "Agreement") is entered into as of January 19, 2000, by and among C-COR.net Services Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of C-COR.net Corp. ("Merger Sub"), Worldbridge Broadband Services, Inc., a Delaware corporation ("Target") and C-COR.net Corp., a Pennsylvania corporation ("Parent"). Merger Sub, Target and Parent are referred to individually as a "Party" and collectively as the "Parties."

     This Agreement contemplates a tax-free merger of Merger Sub with and into Target in a reorganization pursuant to Code Section368(a). Target Stockholders will receive capital stock in Parent in exchange for their capital stock in Target. The Parties expect that the Merger will further certain of their business objectives (including, without limitation, the ability to maximize the efficiency of their respective resources). The Parties also intend that, for financial accounting purposes, the Merger will be accounted for as a "pooling of interests" under Accounting Principles Board Opinion No. 16 ("APB 16").

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1  Definitions.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group of corporations within the meaning of Code Section1504.

     "APB 16" has the meaning given in the recitals.

     "Certificate of Merger" has the meaning set forth in Section2(c) below.

     "Closing" has the meaning set forth in Section2(b) below.

     "Closing Date" has the meaning set forth in Section2(b) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of Target or Parent that is not already generally available to the public.

     "Delaware General Corporation Law" means the General Corporation Law of the State of Delaware, as amended.

     "Disclosure Schedule" has the meaning set forth in Section3 below.

     "Dissenting Share" means any Target Share held by any stockholder who or which has exercised his, her or its appraisal rights under the Delaware General Corporation Law holds of record.

     "Effective Time" has the meaning set forth in Section2(d)(i) below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan, (e) profit-sharing, bonus, incentive compensation, stock purchase, stock option, consulting, retainer, severance, or deferred compensation plan, agreement or arrangement (including such arrangement contained within an individual employment or consulting agreement) which is not otherwise disclosed as an Employee Pension or Welfare Benefit Plan, or (f) plan, agreement or arrangement not otherwise disclosed as an Employee Welfare Benefit Plan providing for material "fringe benefits" or perquisites to employees, officers, directors or agents, including, without limitation, company automobiles, clubs, vacation policies, child care, parenting, sabbatical, sick leave, flexible benefits arrangements, tuition reimbursements, medical, dental, hospitalization, life insurance and other types of insurance.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section3(1).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended as of the Closing Date, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) in effect as of the Closing Date of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws in effect as of the Closing Date relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any Subsidiary or trade or business that is a member of a "controlled group" of which Target is a member or under "common control" with Target (within the meaning of Code Section 414(b) and (c)) or is part of an "affiliated service group" with Target (within the meaning of Code
Section 414(m)).

     "Escrow Agent" means First Union National Bank or such other party as the Parties may agree.

     "Escrow Agreement" means the Escrow Agreement dated as of the date of this Agreement among Parent, Merger Sub, Target, Target Stockholders and the Escrow Agent in the form attached hereto as Exhibit H.

     "Escrow Securities" has the meaning given in Section1 of the Escrow Agreement.

     "Exchange Agent" has the meaning set forth in Section2(e) below.

     "Exchange Ratio" has the meaning given in Section2(d)(v) below.

     "Financial Statements" has the meaning set forth in Section3(g) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Income Tax" means any federal, state, local or foreign tax, charge, fee, levy or other assessment measured by income, however denominated and whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest, fines, penalties or additional amounts and any interest in respect of any additions, fines or penalties attributable or imposed or with respect to any such tax, charge, fee, levy or other assessment.

     "Income Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

     "Information Statement" means the information statement prepared by Parent and Merger Sub in a form reasonably acceptable to Target and containing such information as is customarily included in a private placement memorandum.

     "IRS" means the Internal Revenue Service.

     "Knowledge" means actual knowledge after reasonable inquiry of the referenced person or, if an entity, the executive officers of the referenced entity.

     "Litigation Costs" means all costs, charges and expenses, including, without limitation, bonds, expenses of investigation, fees of experts, travel, lodging, attorneys' fees and expenses, incurred or contracted for or in connection with the investigation, defense or prosecution of or other involvement in any Proceeding and any appeal therefrom, and all costs of appeal, attachment and similar bonds.

     "Merger" has the meaning set forth in Section2(a) below.

     "Merger Sub" has the meaning set forth in the preface above.

     "Most Recent Financial Statements" has the meaning set forth in Section3(g) below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section3(g) below.

     "Multiemployer Plan" has the meaning set forth in ERISA Section3(37).

     "NMS market" means the Nasdaq National Market System.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including, without limitation, with respect to quantity and frequency).

     "Parent Disclosure Schedule" has the meaning set forth in Section4 below.

     "Parent Material Adverse Effect" means a material adverse effect on the results of operations, assets, business or financial condition of Parent or on the ability to consummate the transactions contemplated by this Agreement.

     "Parent Share" means any share of the Common Stock, $.05 par value per share, and the related preferred share purchase rights, of Parent.

     "Party" has the meaning set forth in the preface above.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Proceeding" means any threatened, pending or completed action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and whether formal or informal.

     "Providing Party" has the meaning set forth in Section5(f) below.

     "Public Report" has the meaning set forth in Section4(f) below.

     "Requisite Target Stockholder Approval" means the affirmative vote of Target Stockholders in favor of this Agreement and the Merger.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Special Target Meeting" has the meaning set forth in Section5(c)(ii) below.

     "Subsidiary" means any corporation or other entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or other equity interests, or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other persons performing similar functions with respect to such entity.

     "Surviving Corporation" has the meaning set forth in Section2(a) below.

     "Systems" means systems comprised of software, hardware, databases, or embedded control systems (microprocessor controlled, robotic or other device).

     "Target" has the meaning set forth in the preface above.

     "Target Material Adverse Effect" has the meaning set forth in Section3(a) below.

     "Target Option" means an option to purchase Target Shares.

     "Target Option Plan" means Target's 1998 Stock Option/Stock Issuance Plan.

     "Target Preferred Share" means any share of the Series B Convertible Preferred Stock, par value $.01 per share, of Target.

     "Target Share" means any share of the Common Stock, par value $.01 per share, of Target.

     "Target Stockholders" means each of the holders of Target Shares and Target Preferred Shares set forth on Exhibit A attached to this Agreement.

     "Target Treasury Shares" means any Target Shares and Target Preferred Shares that are held in the treasury of Target immediately prior to the Effective Time.

     "Year 2000 Compliant" means (i) is designed (or has been modified) to be used prior to and after January 1, 2000, (ii) will operate without error arising from the creation, recognition, acceptance, calculation, display, reporting, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates, or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of date functionalities, and (iii) will not be adversely affected by the advent of the year 2000 or subsequent years, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.

     2  Basic Transaction.

             (a) The Merger. On the terms and subject to the conditions of this Agreement, Merger Sub will merge with and into Target (the "Merger") at the Effective Time. Target shall be the corporation surviving the Merger (the "Surviving Corporation").

             (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Target's counsel in Denver, Colorado, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall be no later than March 30, 2000.

             (c)  Actions at the Closing. At the Closing, (i) Target and
Target Stockholders will deliver to Merger Sub and Parent the various certificates, instruments, and documents referred to in Section6(a) below, (ii) Merger Sub and Parent will deliver to Target and Target Stockholders the various certificates, instruments, and documents referred to in Section6(b) below, (iii) Merger Sub and Target will file with the Secretary of State of the State of Delaware a Certificate of Merger in the form attached hereto as Exhibit B (the "Delaware Certificate of Merger"), (iv) Parent will comply with Section2(e)(i) below, and (v) Parent will deposit with the Escrow Agent certificate(s) representing 160,358 Parent Shares on the terms and subject to the conditions of the Escrow Agreement, provided that the number of Parent Shares deposited into escrow shall be appropriately increased in the event any Target Options are exercised between the date of this Agreement and the Closing Date.

             (d)  Effect of Merger.

                    (i) General. The Merger shall become effective at the time
               (the "Effective Time") Merger Sub and Target file the Certificate of Merger with the Secretary of State of the State of Delaware. The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Merger Sub or Target in order to carry out and effectuate the transactions contemplated by this Agreement.

                    (ii) Certificate of Incorporation. The Certificate of
               Incorporation of Merger Sub in effect at and as of the Effective Time will be the Certificate of Incorporation of the Surviving Corporation without any modification or amendment in the Merger, except as to the name of the Surviving Corporation which shall be "Worldbridge Broadband Services, Inc."

                    (iii) Bylaws. The Bylaws of Merger Sub in effect at and as of the Effective Time will be the Bylaws of the Surviving Corporation without any modification or amendment in the Merger, except as to the name of the Surviving Corporation which shall be "Worldbridge Broadband Services, Inc."

                    (iv) Directors and Officers. The Parent Disclosure Schedule
               lists the directors and officers of Merger Sub, and all such directors and officers shall be in office at and as of the Effective Time. The directors and officers of Merger Sub will be the directors and officers of the Surviving Corporation (retaining their respective positions and terms of office).

                    (v) Conversion of Target Shares. At and as of the Effective
               Time, each Target Share (other than Dissenting Shares and Target Treasury Shares) shall be converted into the right to receive (A) .197249 Parent Shares rounded to the nearest whole number of Parent Shares, and (B) a pro rata portion of the Escrow Securities rounded to the nearest whole number of Parent Shares. The ratio of .197249 Parent Shares to one Target Share is referred to herein as the "Exchange Ratio." No Target Share shall be deemed to be outstanding or to have any rights other than those set forth in this Section2(d)(v) after the Effective Time. If prior to the Effective Time, the number of outstanding Parent Shares is increased or decreased by a permitted stock split, stock dividend, combination, reclassification, or other similar event, then the number of Parent Shares (A) to be issued in respect of the Target Shares pursuant to the Merger, (B) to be deposited into escrow pursuant to Section2(c), and (C) to be issued (as well as the exercise price therefor) upon the exercise of the Target Options after the Effective Time shall be adjusted equitably to reflect such stock split, stock dividend, combination, reclassification or other similar event. In such event, Parent shall notify the Exchange Agent of such change on or before the Effective Time.

                    (vi) Target Treasury Shares. All Target Treasury Shares
               shall be cancelled and shall cease to exist from and after the Effective Time and no Merger Consideration shall be payable with respect thereto.

                    (vii) Conversion of Shares of Merger Sub Common Stock. At
               and as of the Effective Time, each share of Merger Sub's issued and outstanding common stock shall be converted into the right to receive one share of common stock of the Surviving Corporation.

             (e)  Procedure for Payment.

                    (i) At Closing, (A) Parent will furnish to American Stock
               Transfer & Trust Company (the "Exchange Agent") stock certificates representing the Parent Shares referred to in Section2(d)(v) (issued in the name of the respective Target Stockholders) representing that number of Parent Shares equal to the product of (a) the Exchange Ratio times (b) the number of outstanding Target Shares (other than any Dissenting Shares and Target Treasury Shares), and (B) provided that Target has, at least two business days before the Effective Time, provided Parent with a list of the names and addresses of the Target Stockholders, Parent will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) in the form attached hereto as Exhibit C to each record holder of outstanding Target Shares (other than Dissenting Shares) for the holder to use in surrendering the certificates which represented his or its Target Shares in exchange for a certificate representing the number of Parent Shares to which he, she or it is entitled (exclusive of the Parent Shares deposited with the Escrow Agent pursuant to the Escrow Agreement).

                    (ii) Parent will not pay any dividend or make any
               distribution on Parent Shares (with a record date at or after the Effective Time) to any record holder of outstanding Target Shares until the holder surrenders for exchange his or its certificates that represented Target. Parent instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. Parent may cause the Exchange Agent to invest any cash the Exchange Agent receives from Parent as a dividend or distribution in one or more of the permitted investments set forth on Exhibit D attached hereto; provided, however, that the terms and conditions of the investments shall be such as to permit the Exchange Agent to make prompt payments of cash to the holders of outstanding Target Shares as necessary. Parent may cause the Exchange Agent to pay over to Parent any net earnings with respect to the investments, and Parent will replace promptly any cash which the Exchange Agent loses through investments. In no event, however, will any holder of outstanding Target Shares be entitled to any interest or earnings on the dividend or distribution pending receipt.

                    (iii) Parent may cause the Exchange Agent to return any
               Parent Shares and dividends and distributions thereon remaining unclaimed 360 days after the Effective Time, and thereafter each remaining record holder of outstanding Target Shares shall be entitled to look to Parent (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to Parent Shares and dividends and distributions thereon to which he, she or it is entitled upon surrender of his or its certificates.

                    (iv) Parent shall pay all charges and expenses of the
               Exchange Agent.

                    (v) Parent shall furnish to the Escrow Agent stock
               certificate(s) (issued in the name of the Escrow Agent) representing 160,358 Parent Shares, which shall be distributed from escrow on the terms and subject to the conditions of the Escrow Agreement.

             (f) Closing of Transfer Records. After the close of business on the Closing Date, transfers of Target Shares or Target Preferred Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

             (g) Employee Stock Options. At the Effective Time, the Target Option Plan shall be assumed by Parent and each outstanding Target Option shall without any further action by Parent, Target or the holder of any Target Option be converted into an option to purchase the number of shares of Parent Shares determined by multiplying the number of shares of Target Shares subject to such Target Option at the Effective Time by .219166, rounded to the nearest whole share, and the exercise price per share for each such Option will equal the exercise price of the Target Option at the Effective Time divided by .219166. Other than as provided in this Section2(g), the term, exercisability, vesting schedule and all other terms of the Target Options shall otherwise be unchanged, including that (i) all Target Options shall be fully vested and the repurchase rights of Target provided in the Target Option Plan shall entirely lapse in accordance with the terms of the Option Agreements entered into in connection with the Target Option Plan and (ii) the cashless exercise features of the Target Option Plan (or, in the case of Tim Norman, Mark Thompson and Leonard W. Busse, the relevant option agreement) shall be available with respect to the Target Options after the Effective Time. Any option designated as an "incentive stock option" under Code Section422 ("ISO") shall retain such designation, and the Parties intend that, subject at all times to the actions of holders thereof, all Target Options bearing such designation shall continue to qualify as ISOs under the Code notwithstanding any other provision of this Agreement. Parent will cause Parent Shares issuable upon exercise of the assumed Target Options to be registered on Form S-8 with the SEC within 30 days (or such later date if required to comply with the federal securities laws relating to the disclosure of financial statements) after the Effective Time, will use its reasonable best efforts to maintain the effectiveness of such registration statement for so long as such assumed Target Options remain outstanding and will reserve a sufficient number of shares of Parent Shares for issuance upon exercise thereof. Parent will administer the Target Option Plan assumed pursuant to this Section2(g) in a manner that complies with Rule 16b-3 promulgated by the SEC under the Exchange Act.

             (h) Dissenting Target Stockholder Rights. Notwithstanding any provision of this Agreement to the contrary, if required by the Delaware General Corporation Law but only to the extent required thereby, Target Shares which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such Target Shares who have properly exercised appraisal rights with respect thereto in accordance with Section 262 of the Delaware General Corporation Law will not be converted as provided in Section2(d)(v), and holders of such Dissenting Shares will be entitled to receive payment of the appraised value of such Target Shares in accordance with the provisions of such
Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the Delaware General Corporation Law. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such Target Shares will thereupon be treated as if they had been converted, at the Effective Time, as provided in Section2(d)(v), without any interest thereon. Target will give Merger Sub prompt notice of any demands received by Target for appraisals of Target Shares. Target shall not, except with the prior written consent of Merger Sub, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands unless such payment is ordered by a court of competent jurisdiction which order is final and non-appealable.

     3    Representations and Warranties of Target. Target represents and warrants to Merger Sub and Parent that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3), except as set forth in the Disclosure Schedule attached hereto as Exhibit E and incorporated in this Agreement by this reference (the "Disclosure Schedule"). For the convenience of the parties, each exception noted in the various sections of the Disclosure Schedule shall be designated to correspond to the applicable section of this Agreement to which it refers, but disclosure of facts in the Disclosure Schedule in connection with one section shall be deemed to have been disclosed for all purposes of the Disclosure Schedule provided that such disclosure reasonably sets forth the nature of the facts disclosed in light of the circumstances under which the disclosure is made.

             (a) Organization, Qualification, and Corporate Power. Target is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation. Target is duly authorized to conduct Target's business as currently conducted and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the results of operations, assets, business or financial condition of Target or on the ability to consummate the transactions contemplated by this Agreement (a "Target Material Adverse Effect"). Target has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Disclosure Schedule lists the directors and executive officers of Target.

             (b)  Capitalization.

                    (i) The entire authorized capital stock of Target consists of 37,000,000 shares, of which 25,000,000 are Target Shares, 2,000,000 are Target Preferred Shares and 10,000,000 are shares of undesignated preferred stock, par value $.01 per share. There are 4,692,330 Target Shares and 43,500 Target Preferred Shares issued and outstanding, which Target Preferred Shares are convertible into 2,624,434 Target Shares, and 112,570 Target Treasury Shares. All of the issued and outstanding Target Shares and Target Preferred Shares have been duly authorized and are validly issued, fully paid, and nonassessable and are held of record by Target Stockholders. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Target to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Target, or Target Shares or Target Preferred Shares. Exhibit A lists the names and addresses of all Target Stockholders and all holders of Target Options. The Disclosure Schedule lists the respective number of Target Shares or Target Options held by each Target Stockholder or holder of Target Options.

                    (ii) There are no voting trusts, proxies or other agreements or understandings to which Target is a party or is bound with respect to the voting of any shares of capital stock of Target and there are no such trusts, proxies, agreements or understandings by, between or among any Target Stockholder with respect to Target Shares or Target Preferred Shares.

             (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will violate any provision of the Certificate of Incorporation or bylaws of Target. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (i) violate any valid constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Target is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Target Material Adverse Effect. The Board of Directors of Target has approved this Agreement. To the Knowledge of Target, and other than in connection with the provisions of the Hart-Scott-Rodino Act, the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and applicable state securities laws, Target does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not be a Target Material Adverse Effect.

             (d) Brokers' Fees. Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement which is or will become the liability or obligation of Merger Sub, except with respect to Daniels & Associates, L.P. ("Daniels"). Target has provided to Parent a true and correct copy of the agreement between Target and Daniels.

             (e) Title to Tangible Assets. The Disclosure Schedule lists, and Target has good title to, or a valid leasehold interest in, the material tangible assets it uses regularly in the conduct of its business, and such material tangible assets are not subject to any Security Interests.

             (f)  Subsidiaries. Target has no Subsidiaries.

             (g) Financial Statements. Attached hereto as Exhibit F are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended November 30, 1996, December 31, 1997, and December 31, 1998 for Target; and (ii) unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the eleven months ended November 30, 1999 (the "Most Recent Fiscal Month End") for Target. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Target as of such dates and the results of operations of Target for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items as permitted in accordance with GAAP as to interim statements.

             (h) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End:

                    (i) Target has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration either involving more than $10,000 or outside the Ordinary Course of Business;

                    (ii) Target has not entered into any agreement, contract,
               lease or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business;

                    (iii) no party (including Target) has accelerated,
               terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) outside the Ordinary Course of Business to which Target is a party or by which it is bound;

                    (iv) Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $250,000 or outside the Ordinary Course of Business;

                    (v) Target has not issued any note, bond or other debt
               security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligations outside the Ordinary Course of Business;

                    (vi) Target has not canceled, compromised, waived or
               released any right or claim (or series of related rights and claims) involving more than $25,000;

                    (vii) There has been no change made or authorized in the
               Certificate of Incorporation or bylaws of Target;

                    (viii) Target has not issued (other than upon the exercise of Target Options), sold or otherwise disposed of any of its capital stock, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

                    (ix) Target has not declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;

                    (x) Target has not experienced any damage, destruction or
               loss (whether or not covered by insurance) to its property involving more than $250,000;

                    (xi) Target has not made any loan to, or entered into any
               other transaction with, any of its directors, officers or employees outside the Ordinary Course of Business;

                    (xii) Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified in any material respect the terms of any existing such contract or agreement;

                    (xiii) Target has not granted any bonuses or a greater than five percent (5%) increase in the base compensation of any of its directors, officers or employees;

                    (xiv) Target has not made any other change in employment
               terms for any of its directors, officers and employees outside the Ordinary Course of Business;

                    (xv) Target has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                    (xvi) there has been no notice received by Target from any supplier, customer or other entity with which Target has a material contractual relationship or whose non-performance of any obligation or duty to Target would have a Target Material Adverse Effect, indicating that such relationship or contract would likely be modified or terminated as a result of any failure of Target or any of its Systems to be Year 2000 Compliant in any respect; and

                    (xvii) there has not been any occurrence that constitutes a
               Target Material Adverse Effect.

             (i) No Violation of Law. Target is not in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Target Material Adverse Effect. To the Knowledge of Target, as of the date of this Agreement, no investigation or review by any governmental or regulatory body or authority is pending, or threatened, nor has any governmental or regulatory body or authority indicated to Target an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Target Material Adverse Effect. Target has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its businesses as presently conducted (collectively, the "Target Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Target Material Adverse Effect. Target is not in violation of the terms of any Target Permit, or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator or mediator, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Target Material Adverse Effect.

             (j)  Income Tax Matters.

                    (i) Target has filed all Income Tax Returns that it was
               required to file, and has paid all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a Target Material Adverse Effect, and such Income Tax Returns are true, correct and complete in all material respects.

                    (ii) Target has duly paid in full or has established
               reserves, which when taken as a whole, are adequate for the payment of all Income Taxes for all periods ending at or prior to the Effective Time (whether or not shown on any Income Tax Return), except where the failure to pay or make reserves for such Income Taxes would not have a Target Material Adverse Effect, and there are no material liens for Income Taxes upon any property or asset of Target or any subsidiary thereof, except for liens for Income Taxes not yet due. There are no unresolved issues of law or fact arising out of a notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental taxing authority with respect to Income Taxes of Target which, if decided adversely, singly or in the aggregate, would have a Target Material Adverse Effect.

                    (iii) The Disclosure Schedule lists all Income Tax Returns filed with respect to Target for taxable periods ended on or after December 31, 1993, indicates those Income Tax Returns that have been audited, and indicates those Income Tax Returns that currently are the subject of audit. Target has delivered to Merger Sub correct and complete copies of all federal Income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Target since December 31, 1993.

                    (iv) Target has not waived any statute of limitations in
               respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

                    (v) Target is not a party or subject to any Income Tax
               allocation or sharing agreement.

                    (vi) Since Target was formed, Target has not been a member of an Affiliated Group filing a consolidated federal Income Tax Return.

                    (vii) Target has no liability for the Income Taxes of any
               Person other than Target under Reg. Section1.1502-6 (or any similar provision of state, local, or foreign law).

                    (viii) Target has not, with regard to any assets or property held, acquired or to be acquired, filed a consent to the application of Code Section 341(f). Target is not and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Target has not agreed to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

             (k) Real Property. Target owns no real property. The Disclosure Schedule lists all real property leased or subleased by Target. Target has delivered to Merger Sub correct and complete copies of the leases and subleases listed in the Disclosure Schedule (as amended to date). Target is not in material breach of any lease or sublease listed in the Disclosure Schedule and to the Knowledge of Target, each lease and sublease listed in the Disclosure
Schedule is legal, valid, binding, enforceable in accordance with its terms, and in full force and effect, except where the illegality, invalidity, non-binding nature, unenforceability, or ineffectiveness would not have a Target Material Adverse Effect.

             (l) Intellectual Property. The Disclosure Schedule identifies each patent or trademark registration which has been issued to Target with respect to any of its intellectual property, identifies each pending patent application or application for trademark registration which Target has made with respect to any of its intellectual property, and, to the Knowledge of Target, identifies each material license, agreement, or other permission which Target has granted to any third party with respect to any of its intellectual property. To the Knowledge of Target, Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with or violated any intellectual property rights of third parties, and Target has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Target must license or refrain from using any of Target's intellectual property). To the Knowledge of Target, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with or violated any intellectual property rights of Target.

             (m) Contracts. The Disclosure Schedule sets forth an accurate and complete list of all material written contracts, agreements, options, leases (other than leases referred to in Section3(k)), commitments and instruments involving average annual payment or receipt by Target of value equal to or greater than $100,000 (the "Contracts") entered into by Target. Target has provided Parent with complete and correct copies of the Contracts. The Contracts have not been modified, pledged, assigned or amended in any material respect, are legally valid, binding and enforceable against Target, and to the Knowledge of Target against the other parties thereto in accordance with their respective terms, and are in full force and effect with respect to Target, and to the Knowledge of Target with respect to the other parties thereto, except where the illegality, invalidity, non-binding nature, unenforceability, or ineffectiveness would not have a Target Material Adverse Effect. There are no defaults under any of the Contracts by Target and, to Target's Knowledge, by any other party to the Contracts, except for defaults which would not have a Target Material Adverse Effect. Target has not received notice of any default, offset, counterclaim or defense under any Contract, except for defaults, offsets, counterclaims or defenses which would not have a Target Material Adverse Effect. To Target's Knowledge, no condition or event has occurred which with the passage of time or the giving of notice or both would constitute a default or breach by the Target of the terms of any Contract, except for any consents required to consummate the transactions contemplated by this Agreement, and except for defaults which would not have a Target Material Adverse Effect. None of the Contracts is subject to termination from and after the Closing Date and prior to the expiration of its stated term by any party to such Contract, except as stated in each such Contract. Target is not in breach of its Articles of Incorporation or bylaws. Target has provided Parent with complete and correct copies of any written notices Target has received concerning whether any of its or its suppliers' or customers' Systems are Year 2000 Compliant.

             (n) Litigation. The Disclosure Schedule sets forth each instance in which Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not reasonably be expected to have a Target Material Adverse Effect.

             (o) Employee Benefits.

                    (i) The Disclosure Schedule lists each Employee Benefit Plan that Target maintains or to which Target contributes. Neither Target nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plans other than those listed in the Disclosure Schedule.

                    (ii) Each such Employee Benefit Plan (and each related
               trust, insurance contract, or fund) complies in form and in operation in all material respects with the requirements of ERISA, and the Code and other applicable laws.

                    (iii) None of the Employee Benefits Plans is (A) a plan
               subject to Title IV of ERISA or (B) a "multiemployer plan" (within the meaning of Section3 (37) of ERISA.) Neither Target nor any current or former ERISA Affiliate of Target has ever contributed to or had an obligation to contribute to a multiemployer plan or a Title IV plan. No Employee Welfare Benefit Plan or other welfare benefit plan or arrangement is funded by means of a "voluntary employees beneficiary association" trust (within the meaning of Code Section501(c)(9)).

                    (iv) To the Knowledge of Target, all material contributions
               (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan, and all material contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Benefit Pension Plan or accrued in accordance with the past customs and practice of Target. To the Knowledge of Target, all such contributions and other payments have been made in accordance with all applicable laws including, without limitation, laws governing the timing of such payments. All premiums or other material payments for all periods ending on or before the Closing Date have been paid with respect to each Employee Benefit Plan that is an employee welfare benefit plan.

                    (v) To the Knowledge of Target, each such Employee Benefit
               Plan which is an Employee Pension Benefit Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Code Section401(a). To the Knowledge of Target, no event has occurred that will or could give rise to disqualification or loss of tax-exempt status of any such Employee Pension Benefit Plan or trust under Code Section401(a) or Section501(a). To the Knowledge of Target, no "prohibited transaction" (within the meaning of Code Section4975 or SectionSection406 or 408 of ERISA) has occurred with respect to any such Employee Pension Benefit Plan. To the Knowledge of Target, no fiduciary has any liability for material breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan.

                    (vi) As of the last day of the most recent prior plan year, the market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan equaled or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions).

                    (vii) All reports and descriptions required by ERISA, the
               Code or other applicable laws, including Forms 5500, the summary annual report and summary plan descriptions, have been (a) filed on a timely basis with the appropriate governmental entity, or
               (b) distributed to participants and beneficiaries appropriately with respect to each Employee Benefit Plan, as applicable, except where the failure to file or distribute would not have a Target Material Adverse Effect.

                    (viii) The Disclosure Schedule identifies each person who is currently receiving or entitled to elect to receive continuing benefits as a qualified beneficiary pursuant to SectionSection 601 et seq. of ERISA and/or Code Section 4980B ("COBRA coverage") under any health or other welfare benefit plan maintained by Target or any ERISA Affiliate. The requirements of Section601 et seq. of ERISA and Code Section4980B have, in all material respects, been met with respect to each Employee Benefit Plan of Target or an ERISA Affiliate (to the extent such requirements apply to such Plans). Except with respect to COBRA coverage, neither Target nor any ERISA Affiliate has any current obligation to provide health or welfare benefits to any current or former employee following such employee's retirement or other termination from service.

                    (ix) Other than routine claims for benefits submitted by
               plan participants and/or beneficiaries, no claim against or legal proceeding involving any Employee Benefit Plan is pending or, to Target's Knowledge, threatened.

                    (x) No employee of Target will become entitled to any
               retirement, severance or similar benefit or enhanced or accelerated benefits solely as the result of the transactions contemplated by this Agreement to the extent Merger Sub complies with its obligations hereunder.

                    (xi) There is no negotiation, demand or proposal that is
               pending or has been made which concerns matters now covered, or that would be covered by any Employee Benefit Plan.

                    (xii) Target has delivered to Merger Sub correct and
               complete copies of the plan documents and summary plan descriptions (or summary descriptions with respect to any plan, agreement not otherwise in writing), the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding or administrative or record-keeping services agreements which implement each such Employee Benefit Plan.

             (p) Authorization of Transaction. Target has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that Target cannot consummate the Merger unless and until it receives the Requisite Target Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of Target, enforceable in accordance with its terms and conditions.

             (q) Continuity of Business Enterprise. Target operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treas. Reg. Section1.368-1(d).

             (r) Environment, Health, and Safety.

                    (i) To the Knowledge of Target, Target (A) has complied with the Environmental, Health, and Safety Laws in all material respects (and, to the Knowledge of Target no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply), (B) has obtained and been in substantial compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under the Environmental, Health, and Safety Laws, and (C) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws.

                    (ii) To the Knowledge of Target, Target has no material
               liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), and Target has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual under any Environmental, Health, and Safety Law.

             (s) Disclosure. The Information Statement as it relates to Target will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Target makes no representation or warranty with respect to any information that Parent and Merger Sub will supply specifically for use in the Information Statement. None of the information that Target will supply specifically for use in the Information Statement will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

             (t) Pooling and Tax Deferred Reorganization Matters.

                    (i) Target has not, during the two years preceding the
               earlier of the date of this Agreement or the date the plan of combination was initiated, been a Subsidiary or division of another corporation or a part of an acquisition which was later rescinded and, within the past two years, there has not been any sale or spin-off of a significant amount of assets of Target or any affiliate of Target. Target does not own any capital stock of Parent or Merger Sub. Target has not acquired any of its own capital stock during the past two years. Except for Target Preferred Shares, which are expected to be converted to Target Shares, Target has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of the shares of its own common stock or any interest therein or to pay any dividend or make any distribution in respect thereof. Neither the voting capital structure of Target nor the relative ownership of shares among any of the holders of capital stock or other securities of Target has been altered or changed within the last two years in contemplation of the transactions contemplated by this Agreement. No shares of capital stock or other securities of Target were issued and are outstanding pursuant to awards, grants or bonuses under the terms of any plan which was adopted less than two years prior to the date the combination was initiated. Prior to the Closing or the earlier termination of this Agreement pursuant to the terms thereof, neither Target nor its affiliates have purchased nor will they purchase or otherwise acquire directly or indirectly any Parent Shares other than as provided in this Agreement. Any indebtedness owed or incurred by Target to any of Target Stockholders has been incurred and repaid on commercially reasonable and customary terms. There are no related businesses or business assets owned or controlled by Target Stockholders which are integral to this business and thus should be included as a part of this transaction pursuant to the pooling-of-interest rules. There have not been any dividends to Target Stockholders during the two years prior to the date the Merger was initiated, or up to the Effective Time, except for the distribution of shares of Open Access Broadband Network, Inc. ("OAB") distributed to Target Stockholders on August 12, 1999.

                    (ii) There is no plan or intention by any Target Stockholder to engage in a sale, exchange, redemption, pledge, or other transaction with Parent or with a person related (within the meaning of Treas. Reg. Section1.368-1(e)(3), hereinafter "Parent Related Person") to Parent in which such Target Stockholder would dispose of a number of Parent Shares received in the Merger that, in the aggregate (taking into account all such sales, exchanges, redemptions, pledges and other transactions with Parent or a Parent Related Person to which Target Stockholders are parties but disregarding transactions between Target Stockholders and other persons), would reduce the ownership of shares of Parent Shares by the stockholders of Target to a number of such Parent Shares having a value, as of the Effective Time, of less than 50% of the aggregate value of all of the outstanding shares of Target as of the Effective Time. For purposes of this representation, shares of Target held by stockholders of Target that, during the two-year period prior to the Merger, (i) have been redeemed or sold, exchanged or otherwise transferred to Target for consideration other than shares of Target, (ii) with respect to which an extraordinary distribution (within the meaning of Treas. Reg. Section1.368-1T(e)(1)(ii)(A)) has been made, including the distribution of shares of OAB referred to in Section3(t)(i),
               (iii) have been sold, exchanged, or otherwise transferred to a person related to Target (within the meaning of Treas. Reg. Section1.368-1(e)(3) but without regard to Treas. Reg. Section1.368-1(e)(3)(i)(A)) for consideration other than shares of Target or Parent Shares, and (iv) have been sold, exchanged, or otherwise transferred to Parent or a Parent Related Person for consideration other than shares of Target or Parent Shares have been treated, and taken into account, as outstanding shares of Target as of the Effective Time.


                    (iii) Immediately following the Merger, Target will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held as of the Effective Time. For purposes of this representation, amounts paid by Target to shareholders (including shareholders invoking dissenting rights), amounts used by Target to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Target after the commencement of negotiations by the parties to this Agreement will be included and treated as assets held by Target as of the Effective Time.

                    (iv) As of the Effective Time, Target will not have
               outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Target that, if exercised or converted, would affect Parent's acquisition or retention of "control" of the Surviving Corporation, as defined in Code Section368(c).

                    (v) Target is not an "investment company" as defined in Code
               Section368(a)(2)(F)(iii) and (iv) and is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Code Section368(a)(3)(A).

                    (vi) As of the Effective Time, the fair market value of the assets of Target will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

             (u) Employees. The Disclosure Schedule sets forth each employment agreement, including those that provide for the receipt of certain consideration by an employee for his or her securities of Target in the event of a merger and each employment agreement that provides for any other special rights which shall inure to an employee in the event of a merger;

             (v) Notice of Meeting. None of the information supplied or to be supplied by Target for inclusion in the notice of meeting (other than information about Parent and Merger Sub supplied by Parent and Merger Sub), written consent and/or proxy statement to be distributed in connection with the approval and adoption by the Target Stockholders of this Agreement and the transactions contemplated hereby (the "Notice of Meeting") or any amendments thereof or supplements thereto will, at the time of the mailing of the Notice of Meeting and any amendments thereof or supplements thereto, and at the time of the meeting of the Target Stockholders to be held in connection with the transactions contemplated by this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

             (w) Labor Matters; Labor Controversies.

                    (i) The Disclosure Schedule sets forth all written
               employment agreements to which Target is a party.

                    (ii) There are no material controversies pending, or to the
               Knowledge of Target threatened, between Target and any of its employees.

                    (iii) There are no material organizational efforts presently being made involving any of the presently unorganized employees of Target.

                    (iv) Target has complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, employee benefits, hours, equal employment opportunity/non-discrimination, occupational safety and health and the payment of social security and similar taxes, except for non-compliance that would not have a Target Material Adverse Effect.

                    (v) No person has asserted that Target is liable in any
               material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

                    (vi) To the Knowledge of Target, (A) no executive or group of employees have given notice to terminate employment with Target, Target is not a party to or bound by any collective bargaining agreement, nor has Target experienced any strikes, grievances, claims of unfair labor practices, except for purposes of clauses (i)-(v) such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to cause a Target Material Adverse Effect and (B) there is no unfair labor practice charge or complaint against Target pending or, to the Knowledge of Target, threatened before the National Labor Relations Board or any similar state agency and there are no complaints pending or, to the Knowledge of Target, threatened in any forum by or on behalf of any present or former employee of Target alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship.

             (x) Target Stockholders' Approval. The affirmative vote of stockholders of Target required for approval and adoption of this Agreement, the Merger and the transactions contemplated thereby is a majority of the outstanding Target Shares and Target Preferred Shares voting as a single class.

             (y) No Excess Parachute Payments. Target has no contracts, arrangements or understandings pursuant to which any person may receive any amount or entitlement from Target (including cash or property or the vesting of property) that may be characterized as an "excess parachute payment" (as such term is defined in Code Section280G(b)(1)) (any such amount being an "Excess Parachute Payment") as a result of any of the transactions contemplated by this Agreement. No person is entitled to receive any additional payment from Target or any other person (a "Parachute Gross-up Payment") in the event that the 20% parachute excise tax of Code Section4999(a) is imposed on such person. The board of directors of Target has not during the six months prior to the date of this Agreement granted to any officer, director or employee of Target any right to receive any Parachute Gross-Up Payment.

             (z) Insurance. The Disclosure Schedule contains a list of all insurance policies maintained by Target, copies of which have been provided to Parent. All of Target's insurance policies and other forms of insurance, surety bonds and umbrella policies, insuring Target and their directors, officers, employees, independent contractors, properties, products, assets and business, are valid and in full force and effect and without any premium past due or pending notice of cancellation, except for any invalidity or lack of effectiveness that would not have a Target Material Adverse Effect, and there are no claims, singly or in the aggregate, under such policies in excess of $200,000, which, in any event, are not in excess of the limitations of coverage set forth in such policies. Target has no Knowledge of any fact, other than facts that affect businesses engaged in business similar to that of Target or businesses generally, indicating that such policies will not continue to be available to Target upon substantially similar terms subsequent to the Effective Time. Target has no Knowledge that, with respect to its insurance policies, any notice of actual or proposed cancellation of or reduction in coverage of, or of any material increase in premium under, or of any exclusion of or intent to exclude coverage of actual or potential claims by or against Target, or its officers, directors or employees, arising from or relating to any failure of Target or any System of Target to be Year 2000 Compliant has been received. The Disclosure Schedule describes Target's standard procedures with respect to insurance matters relating to Target's subcontractors.

             (aa) Guaranties. Target is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other person in an amount in excess of $10,000, other than endorsements of financial instruments in the Ordinary Course of Business.

             (bb) Suppliers and Customers. The Disclosure Schedule sets forth the five largest suppliers and the ten largest customers of Target as of the date of this Agreement. Target has not received any written notice that any such supplier or customer of Target intends to cancel or otherwise substantially modify its relationship with Target or to decrease materially or limit its sale or purchase of services, supplies, or materials.

             (cc) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Target, except for tax or litigation powers of attorney.

             (dd) Disclosure. No representations and warranties by Target contained in this Agreement, and no statement made by Target in this Agreement or any certificate furnished to Parent at or prior to Closing pursuant hereto, contains or will contain on the Closing Date any untrue statements of a material fact or omits or will omit on the Closing Date to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances in which they were made.

             (ee) Affiliates. Set forth in the Disclosure Schedule is a list identifying all persons who may be deemed affiliates of Target under Rule 145 of the Securities Act ("Rule 145"), including, without limitation, all directors and executive officers of Target.

             (ff) Transactions with Related Parties (ff) Transactions with Related Parties . There have been no transactions by Target with any officer or director of Target, any beneficial owner of more than 5% of the Target Shares or Target Preferred Shares or their affiliates ("Related Parties") since December 31, 1998, and (b) there are no agreements or understandings now in effect between Target and any Related Parties except for employment agreements or understandings with Related Parties who are employees of Target and agreements or understandings with Related Parties who are shareholders of Target relating to their rights as shareholders of Target, copies of which have been delivered to Parent.

             (gg) Bank Accounts (gg) Bank Accounts . The Disclosure Schedule sets forth all banks or other financial institutions with which Target has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith.

             (hh) Business Relations (hh) Business Relations . Target has no Knowledge that any customer or supplier of Target will cease to do business with Target after the consummation of the transactions contemplated hereby, except where such loss of a customer or supplier would not have a Target Material Adverse Effect or is in the Ordinary Course of Business.

             (ii) Potential Conflicts of Interest(ii) Potential Conflicts of Interest . To Target's Knowledge, no current officer or director of Target (a) owns, directly or indirectly, any interest (other than not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) in, or is an officer, director, employee, or consultant of, any person or entity that is a competitor, lessor, lessee, customer, or supplier of Target; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property that Target is using or the use of which is necessary for the business of Target; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, Target, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements, except for those causes of action or claims that would not have a Target Material Adverse Effect.

             (jj) Minute Books(jj) Minute Books . The copies of the minute books of Target made available to Parent for inspection accurately record all material action taken by Target's Board of Directors and stockholders.

             (kk) Indebtedness. Target does not have any indebtedness for borrowed money, including any capital lease or conditional sale or title retention agreement outstanding.

             (ll) Absence of Undisclosed Liabilities. As of December 31, 1998, the Target had not incurred, and has not incurred since December 31, 1998, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except: (a) liabilities, obligations or contingencies (i) which are accrued or reserved against in the Financial Statements or reflected in the notes thereto, or (ii) which were incurred in the Ordinary Course of Business and consistent with past practices; (b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a Target Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date of this Agreement; or (c) liabilities and obligations which are of a nature not required to be reflected or reserved against in the Financial Statements prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the Ordinary Course of Business.

             (mm) Option Agreements. True and correct copies of the Option Agreements between Target and each of Tim Norman, Mark Thompson and Leonard W. Busse, and the form of Option Agreement between Target and each other holder of Target Options are attached to the Disclosure Schedule. Other than with respect to the issuance of Target Shares upon the exercise of Target Options, Target has not issued any Target Shares pursuant to the 1998 Stock Option/Issuance Plan.

             (nn) Capital Investments. Since December 31, 1998, Target has not made any capital investment in, any loan to or any acquisition of the securities or assets of, any other Person.

     4. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub, jointly and severally, represent and warrant to Target that the statements contained in this Section4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section4), except as set forth in the Parent Disclosure Schedule attached hereto as Exhibit J and incorporated herein by reference (the "Parent Disclosure Schedule"). For the convenience of the parties, each exception noted in the various sections of the Parent Disclosure Schedule shall be designated to correspond to the applicable section of this Agreement to which it refers, but disclosure of facts in the Parent Disclosure
Schedule in connection with one section shall be deemed to have been disclosed for all purposes of the Parent Disclosure Schedule provided that such disclosure reasonably sets forth the nature of the facts disclosed in light of the circumstances under which the disclosure is made.

             (a) Organization. Parent and Merger Sub are each a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

             (b) Capitalization. As of January 18, 2000, the authorized capital stock of Parent consists of (i) 100,000,000 Parent Shares, of which 32,029,477 shares were outstanding, and (ii) 2,000,000 shares of preferred stock, no par value, none of which is outstanding. As of the date of this Agreement, there are issued and outstanding options to acquire 3,821,818 Parent Shares. As of the date of this Agreement, there are outstanding warrants to acquire 604,100 Parent Shares. To the extent that the representations and warranties set forth in the first three sentences of this Section4(b) are made as of the Closing Date, such representations and warranties will not take into account changes in the number of shares, options and warrants outstanding due to the exercise of options and warrants after the date hereof but prior to the Closing Date. The failure to take such exercises into account shall not be a breach of the representations and warranties set forth in the first three sentences of this Section4(b). Except as disclosed in the Public Reports (as defined in Section4(f)), as of the date hereof there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion of exchange under any outstanding security, instrument or other agreement, obligating Parent or any Subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold or otherwise to become outstanding, additional shares of the capital stock of Parent or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies or other agreements or understandings to which Parent and any Subsidiary of Parent is a party or is bound with respect to the voting of any shares of capital stock of Parent or any Subsidiary and there are no such trusts, proxies, agreements or understandings by, between or among any of Parent's shareholders with respect to Parent Shares. There are no outstanding or authorized stock appreciation rights, phantom stock, profit participation stock purchase rights or similar rights to acquire Parent Shares with respect to Parent. All of Parent Shares to be issued to Target Stockholders have been and are duly authorized and, upon consummation of the transactions contemplated hereby, will be validly issued, fully paid, and nonassessable. Parent Shares to be issued to Target Stockholders, at the time of issuance, will be free and clear of any restrictions on transfer (other than restrictions on transfer imposed by Rule 145(d) promulgated under the Securities Act and imposed in order to cause the Merger to qualify as a pooling of interests), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, preemptive rights and demands. There are not any stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any of Parent Shares. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, par value $.01 per share, all of which are duly authorized, validly issued, fully paid, non-assessable, and are owned of record and beneficially only by Parent.

             (c) Authorization of Transaction. Parent and Merger Sub each has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Parent and Merger Sub, enforceable in accordance with its terms and conditions.

             (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will violate any provision of the articles of incorporation, Certificate of Incorporation, or bylaws of Parent or Merger Sub. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (i) violate any valid constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Parent or Merger Sub is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Parent or Merger Sub is a party or by which either of them is bound or to which any of their assets is subject (or result in the imposition of any Security Interest upon any of its assets) except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Parent Material Adverse Effect. The Board of Directors of each of Parent and Merger Sub has approved this Agreement. To the Knowledge of Parent and Merger Sub, and other than in connection with the provisions of the Hart-Scott-Rodino Act, the Securities Exchange Act, the Securities Act, and applicable state securities laws, neither Parent nor Merger Sub needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not be a Parent Material Adverse Effect.

             (e) Brokers' Fees. Neither Parent nor Merger Sub has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement which is or which could become the liability or obligation of Target prior to the Effective Time, including, but not limited to any fees or commissions payable to CIBC.

             (f) Filings with the SEC. Parent has made all filings with the SEC that it has been required to make since June 26, 1996 under the Securities Act and the Securities Exchange Act (collectively with any voluntary filings, the "Public Reports") in a timely manner. Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their (i) respective dates with respect to filings under the Exchange Act, (ii) effective dates with respect to registration statements and post-effective amendments thereto filed under the Securities Act, and (iii) their respective dates as to any definitive prospectus or prospectus supplement filed pursuant to Rule 424(b) promulgated under the Securities Act, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Public Reports (together with true and correct copies of all exhibits and schedules thereto as amended to date) are available on EDGAR in the form filed by Parent, and Parent has not omitted to file any Public Report on EDGAR.

             (g) Parent Financial Statements. Each of the consolidated financial statements (including the notes thereto) contained in the Public Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Parent and its consolidated subsidiaries as of such dates and the results of operations of Parent and its subsidiaries for such periods; provided, however, that the unaudited consolidated balance sheets and statements of operations, cash flows changes in stockholders' equity, and cash flow as of and for any interim period reported upon for Parent and its consolidated subsidiaries are subject to normal year-end adjustments and lack footnotes and other presentation items as permitted in accordance with GAAP as to interim statements.

             (h) Events Subsequent to October 24, 1999. Except as disclosed in the Public Reports, since October 24, 1999, there has not been any (i) material adverse change in the financial condition of Parent and its consolidated subsidiaries taken as a whole; (ii) amendment to the articles of incorporation of Parent; (iii) payment of dividends or changes in the capital structure of Parent; or (iv) other transactions material to Parent and its consolidated subsidiaries taken as a whole. Since October 24, 1999, Parent has conducted its, and has caused its consolidated subsidiaries to conduct their, business and affairs only in the Ordinary Course of Business.

             (i) Continuity of Business Enterprise. It is the present intention of Merger Sub to continue at least one significant historic business line of Target, or to use at least a significant portion of Target's historic business assets in a business, in each case within the meaning of Treas. Reg. Section1.368-1(d) and applicable law.

             (j) Disclosure. The Information Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Parent and Merger Sub make no representation or warranty with respect to any information that Target will supply specifically for use in the Information Statement. Assuming the accuracy of the information provided to Parent by the Target Stockholders in the Investor Questionnaires, the offer and sale by Parent of the Parent Shares pursuant to this Agreement will be exempt from registration under the Securities Act and applicable state securities laws, or, if not exempt under applicable state securities laws, Parent will take such steps as are required to register such shares in compliance with applicable state securities laws.

             (k) Accounting as "Pooling of Interests".

                    (i) As of the date hereof, to the Knowledge of Merger Sub
               and Parent, none of Merger Sub, Parent or any of their Affiliates has taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests" or prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a "reorganization" within the meaning of Code
               Section 368(a). None of Merger Sub, Parent, or any of their Affiliates has, during the two years preceding the earlier of the date of this Agreement or the date the plan of combination was initiated, been a Subsidiary (other than Merger Sub being a Subsidiary of Parent) or division of another corporation or a part of an acquisition which was later rescinded and, within the past two years, there has not been any sale or spin-off of a significant amount of assets of Parent or any affiliate of Parent. Parent has not acquired any of its own capital stock during the past two years. Parent has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of the shares of its own common stock or any interest therein or to pay any dividend or make any distribution in respect thereof. Neither the voting capital structure of Parent nor the relative ownership of shares among any of the holders of capital stock or other securities of Parent has been altered or changed within the last two years in contemplation of the transactions contemplated hereby. No shares of capital stock or other securities of Parent were issued and are outstanding pursuant to awards, grants or bonuses under the terms of any plan which was adopted less than two years prior to the date the combination was initiated. Prior to the Closing or the earlier termination of this Agreement pursuant to the terms thereof, neither Parent nor its affiliates have purchased nor will they purchase or otherwise acquire directly or indirectly any Target Shares other than as provided in this Agreement. Any indebtedness owed or incurred by Parent to any of Parent Stockholders has been incurred and repaid on commercially reasonable and customary terms. There are no related businesses or business assets owned or controlled by the stockholders of Parent that are integral to this business and thus should be included as a part of this transaction pursuant to the pooling-of-interest rules. There have not been any dividends to Parent Stockholders during the two years prior to the date the Merger was initiated, or up to the Effective Time.

                    (ii) Merger Sub and Parent have provided to Parent's
               independent accountants and Target's independent accountants all information concerning actions taken or agreed to be taken by Merger Sub and Parent or any of their Affiliates on or before the date of this Agreement that could reasonably be expected to adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests.

             (l) Investment. Parent is not acquiring the Target Shares with the view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

             (m) No Violation of Law. Parent is not in violation of or has not been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect. To the Knowledge of Parent, as of the date of this Agreement, no investigation or review by any governmental or regulatory body or authority is pending, or threatened, nor has any governmental or regulatory body or authority indicated to Parent an intention to conduct the same, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, will not have a Parent Material Adverse Effect. Parent has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its businesses as presently conducted (collectively, the "Parent Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a Parent Material Adverse Effect. Parent is not in violation of the terms of any Parent Permit, or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator or mediator, except for delays in filing reports or violations which, alone or in the aggregate, would not have a Parent Material Adverse Effect.

     5. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement:

             (a) General. Subject, in the case of Target, to the exercise of the fiduciary duties of the Board of Directors of Target, each of the Parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section6 below).

             (b) Notices and Consents. Each of the Parties will give any notices (and will cause each of its Subsidiaries to give any notices) to third parties, and will use its commercially reasonable efforts to obtain (and will cause each of its Subsidiaries to use its reasonable efforts to obtain) any third party consents, that another Party reasonably may request in connection with the matters referred to in Section3(c) and Section4(d) above.

             (c) Regulatory Matters and Approvals. Each of the Parties will (and will cause each of its Subsidiaries to) give any notices to, make any filings with, and use its commercially reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section3(c) and Section4(d) above. Without limiting the generality of the foregoing:

                    (i) Target will provide Parent with such information as
               Parent reasonably may request in connection with the Information Statement. Parent will take or cause to be taken all actions that may be necessary under state securities laws in connection with the offering and issuance of Parent Shares to Target Stockholders.

                    (ii) Unless this Agreement has been terminated pursuant to
               Section7, Target will call a special meeting of its stockholders (the "Target Special Meeting") as soon as reasonably practicable after the date hereof in order that the stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the corporation laws of its state of incorporation. Unless this Agreement has been terminated pursuant to Section7, Target will mail the Information Statement and the Notice of Meeting to its stockholders as soon as reasonably practicable. The Notice of Meeting will contain the affirmative recommendation of the board of directors of Target in favor of the adoption of this Agreement, the approval of the Merger, and the election of a stockholder representative for purposes of the Escrow Agreement; provided, however, that no director or officer of Target shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

                    (iii) Each of the Parties will file (and will cause each of its Subsidiaries to file) any notification and report forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its reasonable efforts to obtain (and will cause each of its Subsidiaries to use its reasonable efforts to obtain) an early termination of the applicable waiting period, and will make (and will cause each of its Subsidiaries to make) any further filings pursuant thereto that may be necessary.

             (d) Authorization for Shares. Prior to the Closing, Parent shall have taken all action necessary to permit it to issue the number of Parent Shares required to be issued to Target Stockholders and holders of Target Options pursuant to this Agreement.

             (e) Operation of Business. Each Party will not (and will not cause or permit any of its Subsidiaries to), without the prior written consent of the other Party,engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business, provided, however, that Parent shall be permitted to make cash acquisitions or investments that are in furtherance of the current business of Parent in an aggregate amount not to exceed $10,000,000.

             (f) Full Access. Each Party (a "Providing Party") will (and will cause each of its Subsidiaries to) permit representatives of another Party (a "Receiving Party") to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Providing Party and its Subsidiaries, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Providing Party and its Subsidiaries as the Receiving Party may reasonably request from time to time. The Receiving Party will treat and hold as such any Confidential Information it receives from any Providing Party or its Subsidiaries in the course of the reviews contemplated by this Section5(f), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the Providing Party all tangible embodiments (and all copies) thereof which are in its possession.

             (g) Notice of Developments.

                    (i) Target may elect at any time prior to the Effective Time to notify Merger Sub of any development occurring after the date of this Agreement causing a breach of any of the representations and warranties in Section3 above. Unless Merger Sub has the right to terminate this Agreement pursuant to Section7(a)(ii) below by reason of the development and exercises that right within the period of ten (10) business days referred to in Section7(a)(ii) below, the written notice pursuant to this Section5(g)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Section3 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

                    (ii) Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section3 and Section4 above. Except as provided in Section7(a)(ii), no disclosure by any Party pursuant to this Section5(g) (excluding matters disclosed pursuant to Section5(g)(i)), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

             (h) Insurance and Indemnification.

                    (i) Parent will provide, and will cause the Surviving
               Corporation and its Subsidiaries to provide, each individual who served as a director or officer of Target at any time prior to the Effective Time with liability insurance for a period of 36 months after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect on the date of this Agreement.

                         (ii) Parent will observe, and will cause the Surviving
                    Corporation and its Subsidiaries to observe, any indemnification provisions now existing in the certificate of incorporation or bylaws of Target for the benefit of any individual who served as a director, officer, employee or agent of Target at any time prior to the Effective Time.

                         (iii) Parent will, and will cause the Surviving
                    Corporation and its Subsidiaries to, indemnify to the fullest extent permitted by applicable law each individual who served as a director, officer, employee or agent of Target at any time prior to the Effective Time from and against any and all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including without limitation all Litigation Costs, resulting from, arising out of, relating to, in the nature of, or caused by (A) this Agreement or any of the transactions contemplated herein, or (B) reason of the fact that such individual is or was a director, officer, employee or agent of Target, or is or was serving at the request of Target as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                         (iv) Parent will advance or reimburse, and will cause
                    the Surviving Corporation and its Subsidiaries to advance or reimburse, each indemnified party for all Litigation Costs incurred by such party in connection with investigating or defending any of the matters described in Section5(i) (i),
                    (ii) or (iii) above, as such Litigation Costs are or may be incurred from time to time. In addition, each indemnified individual or entity, at its election, may control, and select counsel to assume, the defense of any Proceeding.

             (i) Continuity of Business Enterprise. After the Closing, Parent will continue, or will cause the Surviving Corporation to continue at least one significant historic business line of Target, or use at least a significant portion of Target's historic business assets in a business, in each case within the meaning of Treas. Reg. Section1.368-1(d) and applicable law.

             (j) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party.

             (k) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Target, the other Party shall cooperate with it and its counsel in the defense or contest, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party.

             (l) Exclusivity.

                         (i) Target shall not (whether directly or indirectly
                    through advisors, agents or other intermediaries), and Target shall not authorize or permit any of its officers, directors, agents, representatives, or advisors to (i) solicit, initiate, or encourage the making of, or negotiate with respect to any offer or proposal to acquire control of Target or to acquire any of Target's business and properties or capital stock whether by merger, purchase of stock or assets, tender offer or otherwise (each an "Acquisition Proposal"); (ii) disclose any information not customarily disclosed to any person concerning Target's business and properties or afford to any person or entity access to its properties, books or records; (iii) respond to inquiries or assist or cooperate with any person to make any proposal to consummate an Acquisition Proposal; or (iv) disclose the existence or content of the discussions between Parent and Target or the existence of this Agreement; provided, however that the foregoing shall not prohibit Target (either directly or indirectly through any of its officers, directors, agents, representatives (including attorneys), shareholders or affiliates) from (A) furnishing information pursuant to an appropriate confidentiality letter concerning Target and its businesses, properties or assets to a third party (other than Parent, Merger Sub or any of their respective affiliates) who has made or is seeking to initiate discussions with respect to a bona fide Acquisition Proposal, (B) engaging in discussions or negotiations with such a third party who has made a bona fide Acquisition Proposal, and/or (C) following receipt of a bona fide Acquisition Proposal, making disclosure to Target's stockholders, where the failure to take or permit the taking of any action specified in the foregoing clauses (A) through
                    (C) would be a breach of the fiduciary duties of the Board of Directors of Target. Except to the extent it would be a breach of the fiduciary duties of the Target's Board of Directors to do so, in the event that Target or any of its officers, directors, agents, representatives (including attorneys), shareholders or affiliates shall receive any offer or proposal, directly or indirectly, of the type referred to in clause (i) or (iii) above, or any request for disclosure or access pursuant to clause (ii) above, Target shall promptly inform Parent of the receipt of any such Acquisition Proposal including the identity of the Person or group making such Acquisition Proposal and the material terms and conditions of such Acquisition Proposal. Except to the extent it would be a breach of the fiduciary duties of the Target's Board of Directors not to do so, in no event shall Target enter into a definitive agreement in connection with the Acquisition Proposal less than three business days after Target's notification to Parent of an inquiry or proposal relating to an Acquisition Proposal. Within the three-business-day period referred to above, Parent may propose an improved transaction.

                         (ii) If this Agreement is terminated pursuant to
                    Section7(a)(v), or if the Board of Directors of Target fails to recommend approval of the Merger to the Target Stockholders or withdraws such recommendation, Target agrees to promptly pay to Parent $3,500,000 payable upon the earlier of (i) 90 days after termination of this Agreement, and (ii) the execution of an agreement with respect to an Acquisition Proposal. If this Agreement is terminated because Target has terminated this Agreement pursuant to Section7(a)(v), Merger Sub and Parent agree that, in the absence of fraud, such payment shall be Merger Sub and Parent's exclusive remedy for any termination of this Agreement pursuant to Section7(a)(v). This Section 5(l)(ii) shall survive any termination of this Agreement.

                         (iii) Target and Parent each (A) acknowledge that a
                    breach of any of its covenants contained in this Section5(1) will result in irreparable harm to the other party which will not be compensable in money damages, and (B) agree that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to the other party for a breach of such covenant and it shall not be a defense thereof that a party had an adequate remedy at law for such breach.

             (m) Employment Matters.

                         (i) From and after the Effective Time, unless Surviving
                    Corporation and an officer, director or employee of Target otherwise agree, Parent, Surviving Corporation and their respective Subsidiaries will honor and assume, in accordance with their terms, all existing employment, compensation and severance agreements between Target and any officer, director, or employee of Target and all benefits or other amounts earned or accrued to the extent vested or which become vested in the ordinary course under all employee benefit plans of Target, except that to the extent that Parent employs any employee of Target, such employment shall be at will unless otherwise provided in an agreement to which Parent or Merger Sub is a party.

                         (ii) Merger Sub or Parent shall cause all employees of
                    Target as of the Effective Time to be eligible to participate in the "employee welfare benefit plans" and "employee pension plans" (within the meaning of Section 3(1) and Section 3(2) of ERISA, respectively) of Merger Sub or Parent in which similarly situated employees of Merger Sub or Parent are generally eligible to participate (or, alternatively, may choose in their discretion to continue certain or all of the benefit plans currently provided by Target to its employees or otherwise to provide benefits comparable to some or all of such plans); provided that nothing herein shall prevent Merger Sub or Parent from terminating the employment of any such employee or modifying or terminating such plans from time to time. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service in any such plan for which an employee may be eligible after the Effective Time, Merger Sub or Parent shall ensure that service by such employee with Target shall be deemed to have been service with Merger Sub or Parent, as applicable.

                         (iii) From and after the Effective Time, Parent shall
                    provide or cause to be provided (a) salary and benefits (subject to (ii) above) to their employees of Target, which will, in the aggregate, be comparable to those currently provided by Target to its employees, and (b) participation in Parent's Stock Option Plan on the same basis as that provided to Parent's current employees.

             (n) Conduct of Target's Business Pending Closing. From the date of this Agreement until the Closing, Target shall:

                         (i) maintain its existence in good standing, maintain
                    the general character of its business and properties and conduct its business consistent with past practices, except as expressly permitted by this Agreement, maintain business and accounting records consistent with past practices, and use its reasonable best efforts to preserve the goodwill of its suppliers, customers and others having business relations with Target;

                         (ii) confer on a reasonable basis with one or more
                    representatives of Parent to report operational matters of materiality and the general status of ongoing operations; and

                         (iii) maintain the insurance coverage for its assets
                    and its businesses in such amounts and against such risks and losses as it has in the Ordinary Course of Business.

             (o) Prohibited Actions Pending Closing. Unless otherwise provided for herein or approved by Merger Sub in writing, from the date hereof until the Closing, Target shall not:

                         (i) amend or otherwise change its Certificate of
                    Incorporation or By-laws;

                         (ii) issue or sell or authorize for issuance or sale or
                    grant any options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Target to issue, sell, or otherwise cause to become outstanding any of its capital stock (other than any issuance of Target Shares upon the conversion of Target Preferred Shares or upon the exercise of any outstanding Option which Option was issued prior to the date hereof in accordance with the terms of the relevant stock option agreement) any capital stock of Target;

                         (iii) declare, set aside, make or pay any dividend or
                    other distribution, payable in cash, stock, property or otherwise with respect to Target Shares or Target Preferred Shares;

                         (iv) reclassify, combine, split, subdivide or redeem,
                    purchase or otherwise acquire, directly or indirectly, any Target Shares or Target Preferred Shares;

                         (v) acquire any corporation, partnership, other
                    business organization or any division thereof or any material amount of assets;

                         (vi) incur any indebtedness for borrowed money or issue
                    any debt securities or make any loans or advances, except in the Ordinary Course of Business, consistent with past practice;

                         (vii) enter into any contract or agreement resulting in
                    obligations to Target outside the Ordinary Course of Business;

                         (viii) authorize any capital commitment which is in
                    excess of $250,000 or capital expenditures which are, in the aggregate, in excess of $250,000, except for commitments and capital expenditures in the Ordinary Course of Business;

                         (ix) mortgage, pledge or subject to a Security
                    Interest, any of its assets or properties except for (a) liens for taxes, assessments, or similar charges, incurred in the Ordinary Course of Business that are not yet due and payable or are being contested in good faith; (b) pledges or deposits made in the Ordinary Course of Business; (c) liens of mechanics, materialmen, warehousemen or other similar liens securing obligations incurred in the Ordinary Course of Business that are not yet due and payable or are being contested in good faith; or (d) similar liens and encumbrances which are incurred in the Ordinary Course of Business and which do not in the aggregate materially detract from the value of such assets or properties or materially impair the use thereof;

                         (x) assume, guarantee or otherwise become responsible
                    for the obligations of any other Person or agree to so do, except with respect to endorsements of negotiable instruments under $10,000 in the Ordinary Course of Business;

                         (xi) pay, discharge or satisfy any claim, liability or
                    obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (i) the payment, discharge or satisfaction, in the Ordinary Course of Business, of liabilities reflected or reserved against in the Financial Statements or subsequently incurred in the Ordinary Course of Business and consistent with past practice or (ii) as contemplated by this Agreement;

                         (xii) take or omit to take any other action that could
                    disqualify the Merger as a "pooling of interests" for financial reporting purposes;

                         (xiii) enter into or amend any employment (including
                    any changes to salaries in excess of five percent), severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees, except in the Ordinary Course of Business;

                         (xiv) adopt, enter into or amend any bonus, profit
                    sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, including any organized labor or collective bargaining agreement, except as required to comply with changes in applicable law;

                         (xv) enter into an agreement with a supplier that is
                    outside the Ordinary Course of Business; or

                         (xvi) announce an intention, commit or agree to do any
                    of the foregoing.

             (p) Information Statement. Parent will prepare the Information Statement, provide Target copies of drafts of the Information Statement, and consult with Target concerning the form and substance of the Information Statement. Parent will provide Target with a final Information Statement at least ten days prior to the date set for the Special Target Meeting.

             (q) ASR 135 Agreements. The Disclosure Schedule lists all persons who may be deemed "affiliates" of Target (as that term is used under Rule 145 of the Securities Act), including, without limitation, all directors and executive officers of Target. Target has advised the persons identified of the resale restrictions imposed by applicable securities laws, including Accounting Series Release No. 135 ("ASR 135") and obtained from such persons a written agreement dated the date hereof and substantially in the form of Exhibit G (each an "ASR 135 Agreement"). Target shall use best efforts to obtain as soon as practicable, but prior to Closing, from any other person who may be deemed to have become an affiliate of Target after the date of this Agreement, a written ASR 135 Agreement.

             (r) Nasdaq Listing. Parent shall use its reasonable best efforts to effect, at or before the Effective Time, authorization for listing on The Nasdaq National Market, upon official notice of issuance, that number of the shares of Parent Shares to be issued pursuant to the Merger and the shares of Parent Shares to be reserved for issuance upon exercise of Target Options.

             (s) Mandatory Registration.

                         (i) Within 30 days following the Effective Time, Parent
                    shall prepare and file with the SEC a registration statement and such other documents, including a prospectus, as may be necessary in order to comply with the provisions of the Securities Act so as to permit (a) the issuance of Parent Shares upon the exercise of Target Options by the non-employee holders of Target Options listed on Exhibit N to this Agreement, where such issuance is not already covered by the registration statement on Form S-8 that Parent is required to file and maintain the effectiveness of pursuant to Section2(g); provided, however, that in the event that a Target Option which is not covered by the Registration Statement on Form S-8 is exercised (each an "Exercised Target Option") prior to the effectiveness of the registration statement required to be filed pursuant to this
                    Section 5(s)(i), then Parent shall be obligated to register the resale, as opposed to the issuance, of the Parent Shares issuable upon exercise of such Exercised Target Option, and
                    (b) the resale of the Parent Shares issued to the Target Stockholders pursuant to this Agreement by the holders thereof ("Holders") for a consecutive period of two years, and Parent shall use its best efforts to have such registration statement declared effective by the SEC as soon as practicable after filing, provided that, for not more than 30 consecutive trading days (or not more than 60 consecutive trading days if the event giving rise thereto is an acquisition required to be reported in a Current Report on Form 8-K) or for a total of not more than 90 trading days in any 12 month period, Parent may delay the disclosure of material non-public information concerning Parent (as well as prospectus or registration statement updating) the disclosure of which at the time is not, in the good faith opinion of Parent, in the best interests of Parent (an "Allowed Delay"); provided, further, that Parent shall promptly (i) notify the Holders in writing of the existence of (but in no event, without the prior written consent of the Holders, shall Parent disclose to Holders any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (ii) advise the Holders, in writing to cease all sales under such registration statement until the end of the Allowed Delay.

                         (ii) In connection with any registration under this
                    Section5(s), Parent covenants and agrees as follows:

                         (A) Parent shall furnish each Holder desiring to sell
                    its securities such number of prospectuses and copies of the registration statement as shall reasonably be requested.

                         (B) Parent shall pay all costs (excluding fees and
                    expenses of Holder(s)' counsel and any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of Holder(s)), fees and expenses in connection with all registration statements filed pursuant to this Section5(s) including, without limitation, Parent's legal and accounting fees, printing expenses and blue sky fees and expenses and shall use commercially reasonable efforts to cooperate with the Holders and any underwriters selected by them to effect the sale and disposition of all Parent Shares registered.

                         (C) Parent will take all necessary action which may be
                    required in qualifying or registering the securities included in the registration statement for resale under the securities or blue sky laws of such states as are set forth in the list referred to in Section2(e)(i)(B), provided that Parent shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                         (D) Parent hereby agrees that it will indemnify the
                    Holders of the securities to be sold pursuant to any registration statement referred to in clause (i) above and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (x) in such registration statement (as from time to time amended and supplemented);
                    (y) in any post-effective amendment or amendments; or (z) in any application or other document or written communication (in this Section5(s) collectively called an "application") executed by Parent or based upon written information furnished by Parent filed in any jurisdiction in order to qualify the above-referenced securities under the securities laws thereof or filed with the SEC, any state securities commission or agency, the American Stock Exchange, the National Association of Securities Dealers, Inc., The Nasdaq Stock Market or any securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they were made, unless such statement of omission was made in reliance upon and in conformity with written information furnished to Parent by Target, any Holder or any placement agent on behalf of the Holders expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. The indemnity provided in this Section5(s) is subject to the condition that if any action is brought against any Holder or any controlling person of such Holder in respect of which indemnity may be sought against Parent pursuant to this Section5(s), (i) such Holder or such controlling person shall as soon as practicable and in no event more than 20 days after the receipt thereby of a summons or complaint notify Parent in writing of the institution of such action and Parent shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel (which counsel shall be reasonably satisfactory to such Holder or controlling person), and (ii) the Holder or controlling person seeking such indemnity shall have delivered or caused to have been delivered or otherwise taken action that constituted delivery under the applicable rules of any exchange or stock market on which Parent Shares were then traded any prospectus that such person shall have been required to deliver in connection with the sale that is the subject of the claim for indemnification. Such Holder or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Holder or controlling person unless the employment of such counsel shall have been authorized in writing by Parent in connection with the defense of such action, Parent shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to Parent (in which case Parent shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for such Holder and/or controlling person shall be borne by Parent. Except as expressly provided in the previous sentence, in the event that Parent shall not previously have assumed the defense of any such action or claim, Parent shall not thereafter be liable to such Holder or controlling person in investigating, preparing or defending any such action or claim. Parent hereby agrees promptly to notify all Holders of the commencement of any litigation or proceedings against Parent or any of its officers, directors or controlling persons in connection with the offering and sale of the securities referred to above or in connection with such registration statement. Parent, in the defense of any such action or claim will not, except with the consent of such Holder being indemnified, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such Holder being indemnified of a full and complete release from all liability in respect of such claim or litigation in form and substance reasonably satisfactory to such Holder being indemnified.

             (t) Parent Shares.

                         (i) Each certificate representing Parent Shares
                    received by a Target Stockholder, pursuant to this Agreement will be imprinted with a legend substantially in the following form:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under the Securities Act, or an opinion of counsel, in form, substance and scope reasonably acceptable to C-COR.net Corp., that registration is not required under the Securities Act. This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act, and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom.

                    (ii) In addition to the legends set forth in paragraph (i)
               of this Section5(t), each certificate representing shares of Parent Shares issued to the persons listed on Schedule 5(t) shall have the following legend:

                    The transfer of such shares is subject to certain
               restrictions set forth in a letter agreement dated as of January 19, 2000 by and between the issuer of such shares and the holder of this certificate. The issuer of such shares will furnish a copy of these provisions to the holder hereof without charge upon written request.

             (u) No Additional Representations or Warranties. Parent acknowledges that neither Target nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Target, except as expressly set forth in this Agreement or the Disclosure Schedule, and Parent further agrees that neither Target nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent, or Parent's use of, any such information, including, without limitation, the Descriptive Memorandum prepared by Daniels, any information, document or material made available to Parent in a "data room" or otherwise, management presentations or any other form in expectation of the transactions contemplated by this Agreement. Except for the representations and warranties expressly set forth in Section3, neither Target nor any other Person makes any representation or warranty, express or implied, at law or in equity, in respect of Target or any of the assets, liabilities or operations of Target, including, without limitation, any implied representation or warranty as to the condition, merchantability, suitability or fitness for a particular purpose, and Target expressly disclaims any such representation or warranty. Target has provided Parent with true and complete copies of the documents listed on Exhibit M.

     6. Conditions to Obligation to Close.

             (a) Conditions to Obligation of Merger Sub and Parent. The obligation of Merger Sub and Parent to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                    (i) this Agreement and the Merger shall have received the
               Requisite Target Stockholder Approval;

                    (ii) the representations and warranties set forth in
               Section3 above shall be true and correct in all material respects at and as of the Closing Date;

                    (iii) Target shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    (iv) there shall not be any injunction, judgment, order,
               decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement; and no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which would prohibit the consummation of the Merger on the terms contemplated by this Agreement or make the consummation of the Merger on the terms contemplated by this Agreement illegal;

                    (v) all governmental waivers, consents, orders and approvals legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time;

                    (vi) Target shall have delivered to Merger Sub a certificate to the effect that each of the conditions specified above in Section6(a)(i)-(iv) is satisfied in all respects and that Target has performed and complied with all of its covenants under this Agreement in all material respects;

                    (vii) all applicable waiting periods (and any extensions
               thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals referred to in Section3(c) and Section4(d) above;

                    (viii) all actions to be taken by Target in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Merger Sub;

                    (ix) Parent shall have received, in a form reasonably
               satisfactory to Parent, and Target shall have received, in a form reasonably satisfactory to Target, from Parent's or Targets accountants, as the case may be, a favorable letter, dated the Closing Date, regarding the appropriateness of "pooling-of-interests" accounting treatment for the Merger;

                    (x) The ASR 135 Agreements described in Section5(q) shall
               have been executed by the appropriate parties and delivered to Parent;

                    (xi) Prior to the Effective Time, all Target Preferred
               Shares shall have been converted to Target Shares in a manner consistent with APB 16 requirements for treatment as a pooling of interests and except for the Target Shares as set forth on the Disclosure Schedule, there shall be no shares of preferred stock or other capital stock or rights to acquire capital stock of Target issued or outstanding or owned by Target; and no Target Preferred Shares shall be outstanding;

                    (xii) Parent shall have received the written resignations, effective as of Closing, of each director and officer of Target;

                    (xiii) Each of the Target Stockholders and any person who
               becomes a Target Stockholder after execution of this Agreement (other than holders of Dissenting Shares) shall have executed an investor questionnaire and representation agreement in substantially in the form of Exhibit I and the information provided to Parent in connection with such documents shall indicate, in the opinion of counsel to Parent, that the issuance of Parent Shares as Merger Consideration will comply with state and federal securities laws;

                    (xiv) Target, Parent, a stockholder representative and the
               Escrow Agent shall have executed the Escrow Agreement;

                    (xv) Parent and Merger Sub shall have received (A) a
               certification from Target, dated no more than thirty (30) days prior to the Closing Date and signed by a responsible corporate officer of Target, that Target is not, and has not been at any time during the five years preceding the date of such certification, a United States real property holding company, as defined in Code Section 897(c)(2), and (b) proof reasonably satisfactory to Parent and Merger Sub that Target has provided notice of such certification to the IRS in accordance with the provisions of Treasury regulations Section1.897-2(h)(2.);

                    (xvi) Parent shall have received an opinion from Bartlit
               Beck Herman Palenchar & Scott, counsel to Target, effective as of the Closing Date, covering the matters listed in Exhibit L and in form reasonably satisfactory to Parent; and

                    (xvii) Prior to the Effective Time, Parent shall have
               entered into satisfactory employment or non-compete agreements with the senior managers of Target listed in Exhibit K.

                    Merger Sub may waive any condition specified in this
               Section6(a) if it executes a writing so stating at or prior to the Closing.

             (b) Conditions to Obligation of Target. The obligation of Target to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                    (i) the representations and warranties set forth in Section4 above shall be true and correct in all material respects at and as of the Closing Date;

                    (ii) Merger Sub shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                    (iii) there shall not be any injunction, judgment, order,
               decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                    (iv) Merger Sub and Parent shall have delivered to Target a certificate to the effect that each of the conditions specified above in Section6(b)(i)-(vi) is satisfied in all respects and that Merger Sub and Parent have performed and complied with all of its covenants under this Agreement in all material respects;

                    (v) this Agreement and the Merger shall have received the
               Requisite Target Stockholder Approval;

                    (vi) all applicable waiting periods (and any extensions
               thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties shall have received all other authorizations, consents, and approvals agencies referred to in Section3(c) and Section4(d) above;

                    (vii) Target shall have received an opinion from Ballard
               Spahr Andrews & Ingersoll, LLP, counsel to Parent, effective as of the Closing Date, covering the matters listed in Exhibit L and in form reasonably satisfactory to Target; and

                    (viii) all actions to be taken by Merger Sub in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Target.

                    Target may waive any condition specified in this Section6(b)
               if it executes a writing so stating at or prior to the Closing.

     7. Termination.

             (a) Termination of Agreement. Each of the Parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after stockholder approval) as provided below:

                    (i) the Parties may terminate this Agreement by mutual
               written consent at any time prior to the Effective Time;

                    (ii) Merger Sub and Parent may terminate this Agreement by giving written notice to Target at any time prior to the Closing in the event (A) Target has within the then previous ten (10) business days given Merger Sub any notice pursuant to Section5(g)(i) above and (B) the development that is the subject of the notice (X) has had a Target Material Adverse Effect or (Y) materially and adversely affects the consummation of the transaction contemplated by this Agreement;

                    (iii) Merger Sub and Parent may terminate this Agreement by giving written notice to Target at any time prior to the Effective Time (A) in the event Target has breached any representation, warranty, or covenant contained in this Agreement in any, Merger Sub has notified Target of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 30, 2000, by reason of the failure of any condition precedent under Section6(a) hereof (unless the failure results primarily from Merger Sub breaching any representation, warranty, or covenant contained in this Agreement);

                    (iv) Target may terminate this Agreement by giving written notice to Merger Sub and Parent at any time prior to the Effective Time (A) in the event Merger Sub or Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Target has notified Merger Sub and Parent of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before March 30, 2000, by reason of the failure of any condition precedent under Section6(b) hereof (unless the failure results primarily from Target breaching any representation, warranty, or covenant contained in this Agreement);

                    (v) Target may terminate this Agreement by giving written
               notice to Merger Sub and Parent at any time prior to the Effective Time in the event Target's board of directors concludes that Target has received a bona fide Acquisition Proposal that is superior, from an economic point of view, to the terms of this Agreement, provided that Target has not breached Section5(l) of this Agreement;

                    (vi) Target may terminate this Agreement by giving written notice to Merger Sub and Parent at any time prior to the Effective Time if events have occurred that have resulted in or constitute a Parent Material Adverse Effect;

                    (vii) Any Party may terminate this Agreement if the Merger is enjoined by a final, unappealable court order; and

                    (viii) Either Parent or Merger Sub, on the one hand, or
               Target, on the other hand, may terminate this Agreement if the other Party fails to perform this Agreement at the Closing after all conditions to that Party's performance have been satisfied or waived.

             (b) Effect of Termination.

                    (i) Except for a termination pursuant to Section7(a)(viii), if any Party terminates this Agreement pursuant to Section7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the provisions contained in Section5(f), Section5(1) and Section7(b) shall survive any such termination.

                    (ii) If any Party terminates this Agreement pursuant to
               Section7(a)(viii), all rights and obligations of the Parties exercising the right to terminate hereunder shall terminate without any liability of to the that Party, and the other Party shall be liable to the terminating Party for liquidated damages in the amount of $3,500,000 as an exclusive remedy for damages suffered as a result of the failure to perform at Closing. By agreeing to these liquidated damages, the Parties acknowledge that (X) such liquidated damages are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and (Y) such liquidated damages are necessary because actual damages arising from the loss of opportunity would be not be determinable with any degree of certainty. If a Party fails to promptly pay to the liquidated damages due under this Section7(b)(ii), the defaulting Party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid.

     8. Remedies for Breach of Target Representations and Warranties.

             (a) Survival of Representations and Warranties. All of the representations and warranties of Target contained in Section3 above and in the certificate referred to in Section6(a)(vi) above shall survive the Closing (unless Merger Sub or Parent knew of any misrepresentation or breach of warranty at the time of Closing or the matter was fairly disclosed in the Disclosure Schedule, in which case, the subject matter of any such misrepresentation or breach shall be deemed to have been disclosed) and continue in full force and effect for a period of twelve months after the Effective Time (the "Survival Period"). Recourse for any action for any misrepresentation or breach of warranty during such period shall be limited to recovery as provided in the Escrow Agreement and the ASR 135 Agreements.

             (b) Indemnification Provisions for Benefit of Merger Sub and Parent. In the event Target breaches any of its representations and warranties contained in this Agreement or the certificates referred to in Section6(a)(vi), and, if there is an applicable Survival Period pursuant to Section8(a) above, provided that Merger Sub and Parent make a written claim for indemnification against Target on the terms and subject to the conditions of the Escrow Agreement within such Survival Period, then Merger Sub and Parent shall be entitled to receive from escrow the certificates representing the number of Parent Shares designated pursuant to the Escrow Agreement; provided, however, that Target shall not have any obligation to indemnify Merger Sub or Parent from and against any Adverse Consequences caused by the breach of any representation or warranty of Target contained in Section3 above: (A) until Merger Sub and Parent have suffered Adverse Consequences by reason of all such breaches in excess of an aggregate of $1,000,000 (after which point Target will be obligated only to indemnify Merger Sub or Parent from and against further such Adverse Consequences); or (B) to the extent the Adverse Consequences Merger Sub or Parent has suffered by reason of all such breaches exceeds an aggregate ceiling of the Fair Market Value of the Escrow Securities (as defined in the Escrow Agreement) on the Closing Date (after which point Target will have no obligation to indemnify Merger Sub or Parent from and against further such Adverse Consequences). In the event there is an asserted but unresolved Claim (as defined in the Escrow Agreement) in existence prior to the end of the Survival Period, then, at Parent's option, Parent's entitlement to such certificates with respect to the Adverse Consequences attributable to such Claim shall continue until the Claim is resolved as provided in the Escrow Agreement.

             (c) Exclusive Remedy. The Parties acknowledge and agree that the foregoing indemnification provisions in this Section8 shall be the exclusive remedy of Merger Sub and Parent with respect to the breach of the representations and warranties of Target contained in Section3 and in the certificates referred to in Section6(a)(vi).

             (d) Dispute Resolution. In the event of any controversy or claim arising out of or relating to Section8 of this Agreement or the Escrow Agreement, or any breach thereof, the Party asserting such claim or breach shall give written notice (the "Dispute Notice") to each other Party setting forth in reasonable detail the nature of such claim or alleged breach. Such dispute if not otherwise resolved by the Parties shall be settled by arbitration before a single arbitrator selected by the Parties in accordance with the rules of the American Arbitration Association. If the Parties fail to agree upon an arbitrator within 15 days after the date of the Dispute Notice, then each of (a) Target (if the Merger shall not have occurred) or the Target Stockholders (if the Merger shall have occurred), and (b) the Merger Sub or Parent, shall select an arbitrator within the following 10 days, the two arbitrators selected by the parties shall select a third arbitrator within 20 days, and all three arbitrators shall arbitrate the controversy or claim. The results of the arbitration shall be final and binding and not subject to appeal.

     9. Miscellaneous.

             (a) Survival. None of the representations, warranties, and covenants of the Parties will survive the Effective Time except (i) as provided in Section8(a) and Section9(c) of this Agreement, and (ii) as to covenants which by their terms require action to be taken or omitted after the Effective Time.

             (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Parties; provided, however, that any Party or any affiliate of such Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the Party which intends, or which has an affiliate that intends, to issue such press release or make such public announcement will advise the other Parties prior to making the disclosure and provide the other Parties a reasonable opportunity to comment upon the release or announcement).

             (c) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that (i) the provisions in Section2 above concerning issuance of Parent Shares, the provisions in Section5(i) above concerning certain requirements for a tax-free reorganization, and the provisions in Section5(s) above concerning registration rights, are intended for the benefit of Target Stockholders, (ii) the provisions in Section5(h) above concerning insurance and indemnification, the provisions in Section5(j) above concerning general matters, the provisions in Section5(k) above concerning litigation support, the provisions of Section5(m) and the provisions of this Section9(c) are intended for the benefit of the individuals and entities specified therein and their respective legal representatives. All of the provisions referenced in the foregoing sentence shall survive the Effective Time and the consummation of the transactions contemplated by this Agreement and shall be enforceable by the persons and entities intended to be the beneficiaries of such provisions.

             (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

             (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

             (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

             (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

             (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then three business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Target:                    Worldbridge Broadband Services, Inc.
                                          141 Union Boulevard, Suite 475
                                          Lakewood, Colorado 80228
                                          Tel: 303-980-8058
                                          Fax: 303-980-8032
                                          Attn: Russell L. Cohen

         Copies to:                       David S. Maney
                                          1535 Tamarac Drive
                                          Golden, Colorado 80401
                                          Tel: 303-526-3080
                                          Fax: 303-980-8032
                                          Attention: Stockholder Representative

                                          James L. Palenchar
                                          Bartlit Beck Herman Palenchar & Scott
                                          511 Sixteenth Street, Suite 700
                                          Denver, Colorado  80202
                                          Tel:  303-592-3100
                                          Fax: 303-592-3140

         If to Parent or Merger Sub:      C-COR.net Corp.
                                          60 Decibel Road
                                          State College, PA 16801
                                          Fax: 814-231-4427

         Copy to:                         Robert C. Gerlach
                                          Ballard Spahr Andrews & Ingersoll, LLP
                                          1735 Market Street, 51st Floor
                                          Philadelphia, PA 19103
                                          Fax: 215-864-8999

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

             (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

             (j) Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law or other applicable corporate law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

             (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

             (l) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

             (m) Construction. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

             (n) Incorporation of Exhibits. The Exhibits and any annexes and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                      *****

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                  C-COR.NET CORP., a Pennsylvania corporation
                  By: /s/William T. Hannelly
                  Title: Vice President


                  C-COR.NET SERVICES ACQUISITION CORP., a Delaware
                  corporation
                  By: /s/ William T. Hannelly
                  Title: Vice President

                  WORLDBRIDGE BROADBAND SERVICES, INC., a Delaware
                  corporation
                  By: /s/ Russell Cohen
                  Title: Vice President, Secretary, Chief Financial Officer